EXHIBIT 10.2


                   PURCHASE AND ASSIGNMENT OF PROMISSORY NOTE


THIS AGREEMENT AND ASSIGNMENT made this 10th day of May 2001.


BETWEEN:

        HOWARD M. HACKER
        (the "Purchaser")

        -  and  -

        TALK VISUAL CORPORATION
        (the "Vendor")


WITNESSES THAT:


WHEREAS the Vendor is a holder of a promissory note (the "Promissory Note"), a copy of which is attached as Schedule "A" hereto, dated March 31, 1999 made by THE ONTARIO INTERNATIONAL CORPORATION ("TOIPC") pursuant to which TOIPC acknowledges itself indebted to and promises to pay on demand to or to the order of the Vendor the principal amount of FOUR HUNDRED AND SEVENTY-FIVE THOUSAND UNITED STATES DOLLARS (C$475,000.00) with interest at the rate of Ten Per Cent (10%) per annum as more particularly described in the Promissory Note;

AND WHERAS the Vendor has agreed to assign the Promissory Note to the Purchaser pursuant to a purchase agreement dated May 10, 2001 (the "Purchase Agreement") under which the Purchaser is to pay US$355,000.00 in exchange for the TOIPC Shares (as defined in the Purchase Agreement) and the assignment of the benefit of the Promissory Note;

NOW THEREFORE in consideration of the mutual covenants contained in this agreement and assignment (this "Assignment Agreement"), and in part consideration of the sum of US$355,000.00 payable by the Purchaser to the Vendor upon completion of the Purchase Agreement and for other good and valuable consideration the parties hereto agree as follows:

1. The Vendor confirms that it has sold, assigned and transferred and for greater certainty, hereby sells, assigns and transfers to the Purchaser, free and clear of any mortgage, charge, lien, security interest, adverse claim or other encumberance whatsoever, the Promissory Note.

2. The Vendor acknowledges receipt of the sum payable on the Closing Date as defined under the Purchase Agreement.

3. This Assignment Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.


IN WITNESS WHEREOF this Assignment Agreement has been executed as of the day and date first above written.


TALK VISUAL CORPORATION


Per:__________________________

Name:   Eugene Rosov
Title:  President

Per:__________________________

Name:   Clint Snyder
Title:  Chief Financial Officer



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Witness                                 )       HOWARD M. HACKER